Exhibit 99.1

For Further Information, Contact:

Investor Relations:	Corporate Communications:
Todd Friedman or Stacie Bosinoff	Kathleen O’Boyle
The Blueshirt Group	RightNow Technologies
415.217.7722	406.556.3428 Desk
todd@blueshirtgroup.com	415.407.8308 Cell
stacie@blueshirtgroup.com	kathleen.oboyle@rightnow.com

RightNow Technologies Reports Fourth Quarter and

Full Year 2007 Financial Results

BOZEMAN, Mont. (January 30, 2008) — RightNow® Technologies, Inc. (NASDAQ: RNOW), today announced results for the fourth quarter and year ended December 31, 2007. Fourth quarter total revenue was a record $30.7 million, compared to $28.8 million in the fourth quarter 2006.  Fourth quarter 2007 results reflect 33% growth in recurring revenue over the fourth quarter of 2006 and the impact of the Company’s business model shift away from perpetual licenses in 2007.

The net loss in the fourth quarter of 2007 was $(3.3) million or $(0.10) per share, compared to net loss of $(2.3) million, or $(0.07) per share, in the fourth quarter of 2006. Fourth quarter 2007 non-GAAP net loss per share was $(0.07) which excludes stock-based compensation charges of $1.0 million.

Revenue for the full year 2007 was $112 million, compared to full year 2006 revenue of $110 million.  Recurring revenue for the 2007 full year increased 34% year over year to $85 million.

The net loss for the full year 2007 was $(18.6) million or $(0.56) per share, compared to net loss of $(5.0) million or $(0.16) per share for the full year 2006. Full year 2007 non-GAAP net loss per share was $(0.40) which excludes stock-based compensation of $5.5 million.

RightNow added 60 new customers in the fourth quarter and more than 250 new customers for the year. New, renewed and expanded customer relationships during the fourth quarter of 2007 included Activision, Easy Jet Airline Company, Epson America,

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Kodak Imaging Network, Logitech, Napster, Social Security Administration, and Vodafone Netherlands.

“We ended 2007 with another positive quarter that carries us into 2008 with solid momentum,” stated Greg Gianforte, founder and CEO. “During the year we saw customers embrace RightNow 8, validating the significant investment we made to deliver a true enterprise On Demand CRM solution.  Our vertical solutions are meeting the needs of industries where customer satisfaction is the key to success.  Additionally, as we head into 2008, we are seeing increased visibility and predictability due to the changes we made to our business model in early 2007, positioning us for success in the years to come.”

“We drove predictable, recurring revenue growth, ending the year with a 34% year over year increase in recurring revenue and cash from operations ahead of guidance,” said Jeff Davison, CFO. “We believe that our customers’ increasing adoption of RightNow 8 will continue to drive growth in our key business success metrics.  We are excited about the opportunities we see in 2008 and are reiterating our goal of returning to non-GAAP profitability in the second half of this year.”

In a separate press release issued today, RightNow announced the promotions of Susan Carstensen to Chief Operating Officer, and Jeff Davison to Chief Financial Officer.

Mr. Gianforte added, “I am also very pleased with the management promotions we announced today.  This change gives us the organizational structure to take RightNow to the next level, and will enable me to spend my time and energy with customers and partners, focusing on solution innovation.”

Guidance

•                  For the full year 2008, the Company expects revenue in the range of $135 to $140 million, with recurring revenue growth of approximately 25%.

•                  The net loss per share for the full year 2008 is expected to be in the range of $(0.36) to $(0.27). Non-GAAP net loss per share, which excludes stock-based compensation, is expected to be in the range of $(0.16) to $(0.07).

•                  Cash from operations for the full year 2008 is expected to be in the range of $25 to $30 million.

•                  For the first quarter of 2008, revenue is anticipated to be in the range of $31 to $32 million. The first quarter net loss per share is expected to be in the range of $(0.17) to $(0.14). Non-GAAP net loss per share, which excludes stock-based compensation, is expected to be in the range of $(0.13) to $(0.10).

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Quarterly Conference Call

RightNow Technologies will discuss its quarterly results via teleconference at 2:30 p.m. Mountain Time (4:30 p.m. Eastern Time.)  To access the call, please dial (888) 244-2460, or outside the U.S. (913) 312-1239, at least five minutes prior to the 2:30 p.m. MT start time. A live webcast of the call will also be available at http://www.shareholder.com/rnow/MediaRegister.cfm?MediaID=28990 under the Investor Webcasts menu. An audio replay will be available between 5:30 p.m. MT January 30, 2008 and 9:59 p.m. MT February 13, 2008 by calling (888) 203-1112 or (719) 457-0820, with passcode 6852140. The replay will also be available on our website at http://www.shareholder.com/rnow/MediaRegister.cfm?MediaID=28990.

About RightNow Technologies

RightNow (NASDAQ: RNOW) delivers the high-impact technology solutions and services organizations need to cost-efficiently deliver a consistently superior customer experience across their frontline service, sales and marketing touch-points. Approximately 1,800 corporations and government agencies worldwide depend on RightNow to achieve their strategic objectives and better meet the needs of those they serve. RightNow is headquartered in Bozeman, Montana. For more information, please visit www.rightnow.com.

RightNow is a registered trademark of RightNow Technologies, Inc. NASDAQ is a registered trademark of the NASDAQ Stock Market.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change.  Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with our business model; our ability to develop or acquire, and gain market acceptance for, new products in a cost-effective and timely manner; the market success of our RightNow 8 product; the gain or loss of key customers; competitive pressures; our ability to expand operations; fluctuations in our earnings as a result of the impact of stock-based compensation expense; interruptions or delays in our hosting operations; breaches of our security measures; our ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; our ability to manage and expand our partner relationships; and our ability to expand, retain and motivate our employees and manage our growth.  Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission.  The forward-looking statements in this release speak only as of the date they are made.  We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

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FRNOW

RightNow Technologies, Inc.

Consolidated Balance Sheets

(In thousands) (Unaudited)

	Dec 31,	Dec 31,
	2007	2006
Assets
Cash and cash equivalents	$44,682	$39,208
Short-term investments	51,643	39,127
Accounts receivable	29,480	32,021
Term receivables, current	13,069	23,806
Allowance for doubtful accounts	(1,918)	(2,621)
Net receivables	40,631	53,206
Deferred commissions	3,336	137
Prepaid and other current assets	2,643	2,361
Total current assets	142,935	134,039

Property and equipment, net	10,856	10,073
Term receivables, non-current	9,859	24,805
Intangible assets, net	7,996	8,836
Deferred commissions, non-current	1,680	76
Other	460	413
Total Assets	$173,786	$178,242

Liabilities and Stockholders’ Equity
Accounts payable	$4,386	$4,417
Commissions and bonuses payable	5,044	4,069
Other accrued liabilities	11,404	7,588
Current portion of long-term debt	43	31
Current portion of deferred revenue	76,995	67,560
Total current liabilities	97,872	83,665

Long-term debt, less current portion	68	85
Deferred revenue, net of current portion	37,665	47,018

Stockholders’ equity:
Common stock	33	33
Additional paid-in capital	95,376	86,069
Accumulated other comprehensive loss	(291)	(332)
Accumulated deficit	(56,937)	(38,296)
Total stockholders’ equity	38,181	47,474
Total Liabilities Stockholders’ Equity	$173,786	$178,242

RightNow Technologies, Inc.

Consolidated Operating Statements

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Revenue:
Software, hosting and support
Recurring*	$23,541	$17,678	$84,920	$63,448
Perpetual	564	4,879	2,063	22,809
Professional services	6,559	6,204	25,094	24,131
Total revenue	30,664	28,761	112,077	110,388

Cost of revenue:
Software, hosting and support	4,848	3,663	18,411	13,260
Professional services	6,138	5,096	22,012	19,110
Total cost of revenue	10,986	8,759	40,423	32,370

Gross profit	19,678	20,002	71,654	78,018

Operating expenses:
Sales and marketing	17,087	16,391	65,118	61,504
Research and development	4,137	4,132	17,084	14,478
General and administrative	2,782	2,480	11,500	9,578
Total operating expenses	24,006	23,003	93,702	85,560

Loss from operations	(4,328)	(3,001)	(22,048)	(7,542)

Interest and other income, net	966	884	3,683	3,064

Loss before income taxes	(3,362)	(2,117)	(18,365)	(4,478)
Benefit (Provision) for income taxes	48	(177)	(276)	(530)
Net loss	$(3,314)	$(2,294)	$(18,641)	$(5,008)

Net loss per share:
Basic	$(0.10)	$(0.07)	$(0.56)	$(0.16)
Diluted	$(0.10)	$(0.07)	$(0.56)	$(0.16)

Shares used in the computation:
Basic	33,371	32,529	33,078	32,241
Diluted	33,371	32,529	33,078	32,241

Supplemental information of stock-based compensation expense included in:
Cost of software, hosting and support	$67	$48	$288	$193
Cost of professional services	156	113	647	471
Sales and marketing	333	499	2,264	1,929
Product development	206	212	887	834
General and administrative	208	181	1,385	1,201
Total stock-based compensation	$970	$1,053	$5,471	$4,628

* Recurring revenue includes software, hosting and support revenue from term license and subscription agreements, and post contract support services.

RightNow Technologies, Inc.

Consolidated Statements of Cash Flow

(In thousands) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Operating activities:
Net loss	$(3,314)	$(2,294)	$(18,641)	$(5,008)
Non-cash adjustments:
Depreciation and amortization	1,842	1,683	7,266	5,681
Stock-based compensation	970	1,053	5,471	4,628
Provision for losses on accounts receivable	39	255	384	306
Changes in operating accounts:
Receivables	(3,032)	(10,958)	27,552	(27,487)
Prepaid expenses	743	406	(226)	22
Deferred commissions	(1,886)	(213)	(4,803)	(213)
Accounts payable	147	1,980	(45)	1,916
Commissions and bonuses payable	2,176	58	957	1,025
Other accrued liabilities	894	1,297	3,733	1,541
Deferred revenue	8,407	11,273	(606)	44,782
Other	132	(249)	(8)	(150)
Cash provided by operating activities	7,118	4,291	21,034	27,043

Investing activities:
Net change in short-term investments	5,180	(2,285)	(12,516)	(15,812)
Acquisition of property and equipment	(2,436)	(2,828)	(7,297)	(7,758)
Business acquisitions	—	—	—	(8,731)
Other	17	(3)	55	(13)
Cash provided by (used in) investing activities	2,761	(5,116)	(19,758)	(32,314)

Financing activities:
Proceeds from issuance of common stock	1,966	1,359	3,653	2,721
Excess tax benefit of stock options exercised	(45)	400	183	400
Payments on long-term debt	(10)	(32)	(35)	(55)
Cash provided by financing activities	1,911	1,727	3,801	3,066

Effect of foreign exchange rates on cash and cash equivalents	(217)	192	397	539

Increase (decrease) in cash and cash equivalents	11,573	1,094	5,474	(1,666)

Cash and cash equivalents at beginning of period	33,109	38,114	39,208	40,874
Cash and cash equivalents at end of period	$44,682	$39,208	$44,682	$39,208

RightNow Technologies, Inc.

Reconciliation of Non-GAAP Measurements

(Amounts in thousands, except per share amounts) (Unaudited)

Diluted Earnings Per Share Reconciliation

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Net loss as reported	$(3,314)	$(2,294)	$(18,641)	$(5,008)
Add stock-based compensation (“SBC”)	970	1,053	5,471	4,628
Net loss before SBC	$(2,344)	$(1,241)	$(13,170)	$(380)

Net loss per share, as reported	$(0.10)	$(0.07)	$(0.56)	$(0.16)
Net loss per share, before SBC	$(0.07)	$(0.04)	$(0.40)	$(0.01)

Shares outstanding, as reported	33,371	32,529	33,078	32,241
Shares outstanding, excluding the effect of SBC	33,371	32,529	33,078	32,241

Forward-Looking Guidance Reconciliation

	GAAP Guidance				Non-GAAP Guidance
	From	To	Adjustment		From	To
First quarter ending Mar 31, 2008
Net loss	$(4,800)	$(5,800)	$1,500	[a]	$(3,300)	$(4,300)
EPS	$(0.14)	$(0.17)			$(0.10)	$(0.13)
Shares	33,600	33,600			33,600	33,600

Year ending December 31, 2008
Net loss	$(9,600)	$(12,800)	$7,100	[a]	$(2,500)	$(5,700)
EPS	$(0.27)	$(0.36)			$(0.07)	$(0.16)
Shares	35,700	35,700			35,700	35,700

[a] Estimated stock-based compensation expense to be recorded for the periods indicated in accordance with Statement of Financial Accounting Standards No. 123R, Share-Based Payments, (“SFAS 123R”) which is effective for periods beginning January 1, 2006.  Periods prior to 2006 do not include stock-based compensation expense.

About Non-GAAP Financial Measures

Non-GAAP net loss and diluted net loss per share are supplemental measures of our performance that are not required by, or presented in accordance with GAAP.  These non-GAAP financial measures are not intended to be used in isolation and should not be considered a substitute for net loss and net loss per share or any other performance measure determined in accordance with GAAP.  We present non-GAAP net loss and net loss per share because we consider each to be an important supplemental measure of our performance.

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company’s performance, prepare forecasts and determine compensation.  Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance when planning, forecasting and analyzing future periods.  Our stock-based compensation expenses are expected to vary depending on the number of new grants issued, changes in our stock price, stock market volatility, expected option lives and risk-free rates of return, all of which are difficult to estimate.  In calculating non-GAAP net loss and net loss per share, management excludes stock-based compensation expenses to facilitate its review of the comparability of the Company’s operating performance on a period-to-period basis because such expenses are not, in management’s view, related to the Company’s ongoing operating performance.  Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and resource allocation.

Management further believes that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making.  We believe that the use of non-GAAP net loss and net loss per share also facilitate a comparison of RightNow’s underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

Calculating non-GAAP net loss and net loss per share have limitations as an analytical tool, and readers should not consider these measures in isolation or as substitutes for GAAP net loss and GAAP net loss per share.  In the future, we expect to incur additional stock-based compensation expenses and the exclusion of these expenses in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.  Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool, which include:

•                  Other companies inside and outside of our industry may calculate non-GAAP net loss and net loss per share differently than we do, limiting their usefulness as a comparative tool; and

•                  The Company’s income tax expense or benefit will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the effective tax rate used in our non-GAAP financial measures.

In addition, the adjustments to our GAAP financial measures reflect the exclusion of stock-based compensation expenses that are recurring and will be reflected in the Company’s financial results for the foreseeable future.  The Company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures.  The Company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently.  The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measures.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP net loss and net loss per share.  For more information, see the consolidated operating statements and reconciliation of non-GAAP measurements contained in this press release.

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